                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Patriot Scientific Corporation
San Diego, California


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 1, 1999, relating to the consolidated financial statements of Patriot Scientific Corporation, which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/  BDO Seidman, LLP



Denver, Colorado


October 1, 1999
















                                      EX-10